UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MISSOURI


In Re                                 )        In Proceedings Under
                                      )        Chapter 7
JANCO DESIGNS, INC.                   )
                                      )        Case No. 97-40682-399
             Debtor                   )
                                      )        STIPULATION FOR
                                      )        SETTLEMENT OF
LLOYD R. ABRAMS, as trustee           )        ABRAMS & ROTHMAN
  of the Stacey, Kevin &              )        MOTION FOR RELIEF
  Meredith Trust                      )        FROM AUTOMATIC STAY
                                      )        AND OTHER MATTERS
LLOYD R. ABRAMS, as trustee           )
  of the Abrams Family Trust          )
                                      )
LLOYD R. ABRAMS, as trustee           )
  of the Janet L. Salk                )
  Children's Trust                    )
                                      )
RICHARD B. ROTHMAN, as trustee        )
  of the Richard B. Rothman           )
  Trust                               )
                                      )
RICHARD B. ROTHMAN, as trustee        )
  of the Winter Trust                 )
                                      )
PATRICIA B. ROTHMAN, as trustee       )
  of the Richard B. Rothman           )
  QTIP Trust                          )
                                      )
             Movants                  )
                                      )
v.                                    )
                                      )
JANCO DESIGNS, INC., Debtor           )
            and                       )
LESLIE A. DAVIS, as Chapter 7 Trustee,)
                                      )
             Respondents              )

         Come now Lloyd R. Abrams as Trustee of the Stacey, Kevin and Meredith Trust, Lloyd R. Abrams as Trustee of the Abrams Family Trust, Lloyd R. Abrams as Trustee of the Janet L.

Salk Children's Trust, Richard B. Rothman as Trustee of the Richard B. Rothman Trust, Richard B. Rothman as Trustee of the Winter Trust, and Patricia B.Rothman as Trustee of the Richard B. Rothman QTIP Trust (the "Movants"), and Leslie A. Davis ("Trustee") and hereby stipulate and agree as follows:
         WHEREAS Movants filed a Motion for Relief From Automatic Stay ("Lift Stay Motion") seeking an order of this Court terminating the stay of 11 U.S.C. ss.362 as to certain collateral held by the Trustee and claimed by Movants; and
         WHEREAS Trustee filed an Answer to the Lift Stay Motion opposing the relief sought and raising various affirmative defenses and causes of action, and Trustee has suggested that additional causes of action may exist against Bentley International, Inc. and Windsor Art, Inc.; and
         WHEREAS the parties wish to settle this dispute without the need for further litigation,
         In accordance therewith, the parties hereby stipulate and agree as follows:
         1. Bentley International, Inc. shall pay to the Trustee the sum of $85,000.00 upon the approval of this Stipulation by the Bankruptcy Court.
         2. The Movants and the Trustee shall split equally the proceeds from the liquidation of collateral in which the Movants claim an interest which proceeds are currently on deposit in the Trustee's bank account.
         3. The Movants shall split equally any monies collected from Price Costco or Delta Graphics.
         4. The Trustee shall retain and keep for the benefit of the estate any amounts currently on hand in the Boatmen's, Commerce, or Cass accounts of the Debtor.

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


         5. Lloyd R. Abrams, his wife and children, and Richard B. Rothman, his wife and children, and any entities that they own or control, including but not limited to Movants herein, shall waive any claims against the bankruptcy estate.
         6. The Trustee, his agents, employees, attorneys, successors and assigns (the "Trustee Releasors") hereby agree to, and do, remise, release and forever discharge each of the Movants, Windsor Art, Inc., Bentley International, Inc., Lloyd R. Abrams (individually and in his capacity as a current or past officer, director, shareholder, and employee of Debtor), his wife and children, and Richard B. Rothman (individually and in his capacity as a current or past officer, director, shareholder, and employee of Debtor), his wife and children, and each and every one of their respective present or former agents, officers, directors, executives, trustees, employees, attorneys, successors and assigns (the "Released Movants"), from any and all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, in law or equity or otherwise, foreseen or unforeseen, known or unknown, which the Trustee Releasors or anyone claiming through or under them ever had or now has against the Released Movants, which in any way relate to the bankruptcy filing of Janco Designs, Inc.
         7. The Released Movants hereby agree to, and do, remise, release and forever discharge the Trustee Releasors from any and all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, in law or equity or otherwise, foreseen or unforeseen, known or unknown, which the Released Movants or anyone claiming through or under them ever had or now has against the Trustee Releasors, which in any way relate to the bankruptcy filing of Janco Designs, Inc.

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


         8. By executing this Stipulation, Lloyd R. Abrams and Richard B. Rothman do hereby state, under penalty of perjury, that all material transfers of funds known to them from Janco Designs, Inc., to any one of themselves, or to any other entity under their control, directly or indirectly, or the control of either of their spouses, within one year preceding the filing of the petition for involuntary bankruptcy in this case, has been disclosed to the Trustee. In the event it is determined by a Court of competent jurisdiction that this sworn statement was false when given, the release granted by the Trustee in paragraph six (6) hereof shall become null and void.
         9. Upon the approval of this Stipulation by the Bankruptcy Court, and payment of all monies due hereunder, the Movants shall dismiss their Motion for Relief from Automatic Stay as being settled.

Stipulated and agreed to:


/s/ Lloyd R. Abrams
Lloyd R. Abrams, as Trustee of the
Stacey, Kevin and Meredith Trust

/s/ Lloyd R. Abrams
Lloyd R. Abrams, as Trustee of the
Abrams Family Trust

/s/ Lloyd R. Abrams
Lloyd R. Abrams, as Trustee of the
Janet L. Salk Children's Trust

/s/ Lloyd R. Abrams
Lloyd R. Abrams, individually

/s/ Richard B. Rothman
Richard B. Rothman, as Trustee of
the Richard B. Rothman Trust

/s/ Richard B. Rothman
Richard B. Rothman, as Trustee of
The Winter Trust


/s/ Richard B. Rothman
Richard B. Rothman, Individually


/s/ P. Rothman
Patricia B. Rothman, as Trustee of
the Richard B. Rothman QTIP Trust


/s/ P. Rothman
Patricia B. Rothman, Individually


WINDSOR ART, INC.

By:      /s/ Lloyd R. Abrams
Title:   President


BENTLEY INTERNATIONAL, INC.

By:      /s/ Lloyd R. Abrams
Title:   Chairman

                                              /s/ Leslie A. Davis
                                              LESLIE A. DAVIS, Trustee


RIEZMAN & BLITZ                               DAVIS, DAVIS, KASNETZ & GREENBERG

By: /s/ James Cole                            By: /s/ Scott Greenberg
    ---------------------------                   -----------------------------
    James S. Cole, #2851                          Scott Greenberg, #3270
    7700 Bonhomme, 7th Floor                      120 S. Central, Suite 1700
    St. Louis, Missouri 63105                     St. Louis, Missouri 63105
    Attorneys for Movants                         Attorneys for Trustee


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